Exhibit 99.1
DemandTec Announces Second Quarter Fiscal Year 2010 Financial Results
SAN CARLOS, Calif. — October 1, 2009 — DemandTec, Inc. (NASDAQ: DMAN), a leading provider of on-demand optimization solutions for retailers and consumer products manufacturers, today announced financial results for the second quarter of fiscal year 2010 ended August 31, 2009.
“We are pleased that our revenue and non-GAAP operating income exceeded our guidance for the quarter while our non-GAAP earnings per share were in-line with our guidance as we continued to focus on managing our business,” said Dan Fishback, President and Chief Executive Officer of DemandTec. “DemandTec continues to invest and innovate. With nextGEN we deliver new integrated shopper insights, enhanced collaboration and operational efficiencies to quantify category, brand, and shopper behavior for a competitive advantage.”
Financial Highlights
Revenue
•	Revenue was $19.8 million in the second quarter of fiscal 2010, a 6% increase from $18.6 million in the second quarter of fiscal 2009 and a 1% increase from $19.5 million in the first quarter of fiscal 2010.
Gross Profit
•	GAAP gross profit was $13.5 million in the second quarter of fiscal 2010, compared to gross profit of $12.8 million in the second quarter of fiscal 2009.

•	Non-GAAP gross profit, which excludes stock-based compensation expense and amortization of purchased intangibles, was $14.5 million, representing a non-GAAP gross margin of 73.2% in the second quarter of fiscal 2010, compared to $13.4 million in the second quarter of fiscal 2009, representing a non-GAAP gross margin of 71.9%.
GAAP Operating and Net Loss
•	GAAP loss from operations was $3.3 million in the second quarter of fiscal 2010, compared to a loss from operations of $1.9 million in the second quarter of fiscal 2009.

•	GAAP net loss was $3.1 million, or ($0.11) per share in the second quarter of fiscal 2010, compared to a GAAP net loss of $1.6 million, or ($0.06) per share, in the second quarter of fiscal 2009.
Non-GAAP Operating and Net Income
•	Non-GAAP operating income was $606,000 in the second quarter of fiscal 2010, which excludes $2.8 million in stock-based compensation expense and $1.1 million in amortization of purchased intangible assets, compared to non-GAAP operating income of $839,000 in the second quarter of fiscal 2009.

•	Non-GAAP net income was $750,000, or $0.02 per diluted share, in the second quarter of fiscal 2010, compared to non-GAAP net income of $1.2 million, or $0.04 per diluted share, in the second quarter of fiscal 2009.

Balance Sheet
•	Cash, cash equivalents and marketable securities at the end of the second quarter of fiscal 2010 totaled $76.4 million, an increase of approximately $1.1 million from the end of the first quarter of fiscal 2010.

•	The company generated $2.0 million in cash flow from operations and invested $239,000 in capital expenditures, resulting in free cash flow of $1.8 million in the second quarter of fiscal 2010.
Conference Call Information
DemandTec will host a conference call today, October 1, 2009, at 5:00 p.m. ET (2:00 p.m. PT) to discuss the company’s financial results and financial guidance. Those interested in participating in the call should dial 866-225-8754. A replay of the conference call will be available by calling 303-590-3030 using passcode 4087009 starting at approximately 8:00 p.m. ET on Thursday, October 1, 2009 and ending on Thursday, October 8, 2009. In addition, an archived webcast will be available on the Investor Relations page of the company’s website at http://investor.demandtec.com.
About DemandTec
DemandTec (Nasdaq: DMAN) enables retailers and consumer products companies to optimize merchandising and marketing decisions, individually or collaboratively, to achieve their sales volume, revenue, and profitability objectives. DemandTec software services utilize DemandTec’s science-based software platform to model and understand consumer behavior. DemandTec customers include more than 195 leading retailers and consumer products manufacturers such as Best Buy, ConAgra Foods, Delhaize America, General Mills, Giant-Carlisle, H-E-B Grocery Co., Hormel Foods, Monoprix, PETCO, Safeway, Sara Lee, The Home Depot, and WH Smith. Connected via the DemandTec TradePoint Network(TM), DemandTec customers have collaborated online with nearly 2.5 million trade deals. For more information, please visit www.demandtec.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding DemandTec’s expectations, hopes, plans, intentions or strategies, including statements about the company’s future financial performance, financial condition or results of operations, statements as to the plans of management for future operations, and statements as to management’s beliefs regarding the market’s interest in DemandTec’s solutions. We may, in some cases, use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” and similar expressions to identify these forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include changes in our pricing policies or those of our competitors, fluctuations in demand for our software, our ability to develop and implement in a timely manner new software and enhancements that meet customer requirements, any significant changes in the competitive dynamics of our market, including new entrants or substantial discounting of products, general economic conditions in the retail and consumer products markets, the impact of the recent global economic crisis or other adverse economic conditions, and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission (“SEC”). More information about these and other risks that may impact DemandTec’s business are set forth in DemandTec’s Annual Report on Form 10-K, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future products, features or related specifications that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. DemandTec reserves the right to modify future product plans at any time.
Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Measures” as well as the related tables. We anticipate disclosing forward-looking non-GAAP financial information in our conference call to discuss our second quarter of fiscal year 2010 results, including an estimate of non-GAAP operating income and net earnings per share for the third quarter of fiscal 2010 that excludes stock-based compensation expenses, amortization of purchased intangible assets and restructuring charges. We cannot readily estimate our expected stock-based compensation expenses for these future periods as they depend upon such factors as our future stock price for purposes of computation.
A copy of this press release can be found on the investor relations page of DemandTec’s website at www.demandtec.com.
DemandTec Investor Contact:
Tim Shanahan
(650) 226-4603
tim.shanahan@demandtec.com
Media Contact:
Mitch Kristofferson, DemandTec, Inc.
(650) 226-4630
mitch.kristofferson@demandtec.com
DemandTec and the DemandTec logo are registered trademarks of DemandTec, Inc. DemandTec TradePoint Network is a trademark of DemandTec, Inc.
Source: DemandTec, Inc. (DMAN)

DemandTec, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	August 31,	February 28,
	2009	2009
	(unaudited)
Current assets:
Cash and cash equivalents	$33,669	$33,572
Marketable securities	34,860	46,426
Accounts receivable, net of allowances	4,553	11,000
Other current assets	3,406	4,230

Total current assets	76,488	95,228

Marketable securities, non-current	7,842	7,886
Property, equipment and leasehold improvements, net	4,238	5,429
Intangible assets	6,252	8,405
Goodwill	16,662	16,492
Other assets	575	715

Total assets	$112,057	$134,155

Current liabilities:
Accounts payable and accrued expenses	$12,164	$12,962
Deferred revenue	39,824	46,415
Notes payable, current	434	1,720
Merger consideration payable	1,000	12,343

Total current liabilities	53,422	73,440

Deferred revenue, non-current	1,836	2,400
Other long-term liabilities	656	1,666

Stockholders’ equity:
Common stock	140,004	133,348
Accumulated other comprehensive income	387	682
Accumulated deficit	(84,248)	(77,381)

Total stockholders’ equity	56,143	56,649

Total liabilities and stockholders’ equity	$112,057	$134,155

DemandTec, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2009	2008	2009	2008
Revenue	$19,796	$18,632	$39,341	$36,686
Cost of revenue	6,300	5,846	13,004	11,501

Gross profit	13,496	12,786	26,337	25,185

Operating expenses:
Research and development	7,997	6,610	16,153	13,113
Sales and marketing	5,414	5,239	10,845	10,411
General and administrative	2,786	2,497	5,160	4,671
Restructuring charges	—	—	278	—
Amortization of purchased intangible assets	588	331	1,177	420

Total operating expenses	16,785	14,677	33,613	28,615

Loss from operations	(3,289)	(1,891)	(7,276)	(3,430)
Other income, net	152	335	436	920

Loss before provision for income taxes	(3,137)	(1,556)	(6,840)	(2,510)
Provision for income taxes	8	12	27	92

Net loss	$(3,145)	$(1,568)	$(6,867)	$(2,602)

Net loss per share — basic and diluted	$(0.11)	$(0.06)	$(0.24)	$(0.10)

Weighted shares used in per share calculation, basic and diluted	28,535	27,204	28,346	26,951

DemandTec, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2009	2008	2009	2008
Operating activities:
Net loss	$(3,145)	$(1,568)	$(6,867)	$(2,602)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	783	736	1,551	1,408
Stock-based compensation expense	2,842	2,246	5,260	4,035
Amortization of purchased intangible assets	1,053	484	2,108	725
Other	27	170	14	131
Changes in operating assets and liabilities:
Accounts receivable	(345)	175	6,395	6,121
Other current assets	708	(224)	660	(291)
Other assets	(275)	(1,206)	(5)	(881)
Accounts payable and accrued expenses	(783)	2,088	486	3,213
Accrued compensation	926	1,643	(1,072)	1,064
Deferred revenue	198	(1,283)	(7,155)	(5,265)

Net cash provided by operating activities	1,989	3,261	1,375	7,658

Investing activities:
Acquisition of Connect3	(1,201)	—	(12,544)	—
Purchases of property, equipment, and leasehold improvements	(239)	(401)	(481)	(1,484)
Purchase of marketable securities	(9,401)	(17,040)	(28,390)	(36,054)
Maturities of marketable securities	13,500	13,400	40,000	30,720
Purchase of intangible assets	—	(200)	—	(200)
Change in restricted cash	—	—	—	200

Net cash provided by (used in) investing activities	2,659	(4,241)	(1,415)	(6,818)

Financing activities:
Proceeds from issuance of common stock, net of repurchases	544	557	1,387	1,596
Payments on notes payable	—	—	(1,286)	(8)

Net cash provided by financing activities	544	557	101	1,588

Effect of exchange rate changes on cash and cash equivalents	19	(199)	36	(189)

Net increase (decrease) in cash and cash equivalents	5,211	(622)	97	2,239
Cash and cash equivalents at beginning of period	28,458	46,118	33,572	43,257

Cash and cash equivalents at end of period	$33,669	$45,496	$33,669	$45,496

DemandTec, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2009	2008	2009	2008

GAAP cost of revenue	$6,300	$5,846	$13,004	$11,501
Deduct:
Stock-based compensation	(523)	(465)	(941)	(854)
Amortization of purchased intangible assets	(465)	(153)	(931)	(305)

Non-GAAP cost of revenue	$5,312	$5,228	$11,132	$10,342

GAAP gross profit	$13,496	$12,786	$26,337	$25,185
Add back:
Stock-based compensation	523	465	941	854
Amortization of purchased intangible assets	465	153	931	305

Non-GAAP gross profit	$14,484	$13,404	$28,209	$26,344

GAAP gross margin	68.2%	68.6%	66.9%	68.7%
Add back:
Stock-based compensation	2.6%	2.5%	2.4%	2.3%
Amortization of purchased intangible assets	2.4%	0.8%	2.4%	0.8%

Non-GAAP gross margin	73.2%	71.9%	71.7%	71.8%

GAAP research and development expense	$7,997	$6,610	$16,153	$13,113
Deduct stock-based compensation	(948)	(580)	(1,804)	(1,172)

Non-GAAP research and development expense	$7,049	$6,030	$14,349	$11,941

GAAP sales and marketing expense	$5,414	$5,239	$10,845	$10,411
Deduct stock-based compensation	(652)	(771)	(1,271)	(1,211)

Non-GAAP sales and marketing expense	$4,762	$4,468	$9,574	$9,200

GAAP general and administrative expense	$2,786	$2,497	$5,160	$4,671
Deduct stock-based compensation	(719)	(430)	(1,244)	(798)

Non-GAAP general and administrative expense	$2,067	$2,067	$3,916	$3,873

GAAP total operating expense	$16,785	$14,677	$33,613	$28,615
Deduct:
Stock-based compensation	(2,319)	(1,781)	(4,319)	(3,181)
Restructuring charges	—	—	(278)	—
Amortization of purchased intangible assets	(588)	(331)	(1,177)	(420)

Non-GAAP total operating expense	$13,878	$12,565	$27,839	$25,014

GAAP loss from operations	$(3,289)	$(1,891)	$(7,276)	$(3,430)
Add back stock-based compensation, restructuring charges and amortization of purchased intangible assets	3,895	2,730	7,646	4,760

Non-GAAP income from operations	$606	$839	$370	$1,330

GAAP net loss	$(3,145)	$(1,568)	$(6,867)	$(2,602)
Add back stock-based compensation, restructuring charges and amortization of purchased intangible assets	3,895	2,730	7,646	4,760

Non-GAAP net income	$750	$1,162	$779	$2,158

GAAP net loss per share, diluted	$(0.11)	$(0.06)	$(0.24)	$(0.10)
Non-GAAP net income per share, diluted	$0.02	$0.04	$0.02	$0.07

GAAP weighted shares outstanding, diluted	28,535	27,204	28,346	26,951
Add back dilutive effect of common stock equivalents on non-GAAP net income basis	4,085	4,709	4,004	4,680

Non-GAAP weighted shares outstanding, diluted	32,620	31,913	32,350	31,631

GAAP cash flow from operations	$1,989	$3,261	$1,375	$7,658

Deduct purchases of property, equipment and leasehold improvements	(239)	(401)	(481)	(1,484)

Non-GAAP free cash flow	$1,750	$2,860	$894	$6,174

Use of Non-GAAP Financial Measures
The accompanying press release dated October 1, 2009 contains non-GAAP financial measures. The above table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP cost of revenue, gross profit, gross margin, operating expenses, income from operations, net income, net income per share amounts, weighted average shares outstanding and free cash flow.
Our non-GAAP financial measures exclude costs and expenses for (i) amortization of purchased intangibles, (ii) stock-based compensation and (iii) restructuring charges.
      Amortization of Purchased Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with our company and technology acquisitions over the estimated useful lives of the assets. We exclude the amortization of purchased intangible assets from our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.
      Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with equity incentives granted to employees, non-employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors may wish to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.
      Restructuring Charges. We have excluded restructuring charges associated with a reduction in our workforce as a result of synergies gained through our acquisition of Connect3 Systems, Inc., and with an office closure, from our non-GAAP financial measures for the six months ended August 31, 2009. We have excluded expenses associated with these actions because they are non-recurring and because we believe investors may wish to exclude the effects of these actions in evaluating our financial performance for the quarter.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.